UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2016

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On June 27, 2016, Par Pacific Holdings, Inc. (the “Company”) completed a private unregistered sale of an additional $15 million aggregate principal amount (the “Additional Notes”) of its 5.00% convertible senior notes due 2021 (the “Convertible Notes”), pursuant to the exercise in full of the option to purchase additional Convertible Notes granted to the initial purchasers in connection with the Company’s previously announced private unregistered offering of $100 million aggregate principal amount of the Convertible Notes.

The Additional Notes will be issued under the Indenture (the “Indenture”), dated as of June 21, 2016, between the Company and Wilmington Trust, National Association, as trustee, establishing the terms and providing for the issuance of the Convertible Notes.

The foregoing description of the Additional Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2016 and incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On June 27, 2016, the Company issued a news release announcing the exercise in full of the initial purchasers’ option to purchase $15.0 million aggregate principal amount of additional Convertible Notes. A copy of the news release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	New Release dated June 27, 2016.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: June 27, 2016	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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